SEVENTH AMENDMENT
                               TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Seventh Amendment") dated as of August 31, 1998, is made and entered into by and between EMCON, a California Corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A.
("Bank"), successor in interest to the Bank of California, N.A.

                                    RECITALS:

A. Borrower and Bank are parties to that certain Credit Agreement dated February 29, 1996 as amended from time to time (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.

B. Borrower is currently indebted to Bank under the Agreement in the aggregate commitment amount of $14,142,856 and Borrower has not defense, offset or counterclaim against Bank or any other person or entity that diminishes such indebtedness.

Now, therefore, in consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

                                   AGREEMENT:

1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.       Amendments to the Agreement.

         (a) In ARTICLE 1 - DEFINITIONS, "Termination Date" is amended in its entirety to read as follows:

                  ""Termination Date" means the earlier of (a) the date Bank may terminate making Advances or extending credit pursuant to the rights of Bank under Article 7; or (b) November 30, 1998 for the Line of Credit; or (c) June 30, 2001 for the Term Loan."

3. Effectiveness of the Seventh amendment. This Seventh Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

         (a) The counterpart of this Seventh Amendment, duly executed by Borrower;

         (b) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4. Ratification. Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.


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5. Representations and Warranties. Borrower represents and warrants as follows:

         (a) Each of the representations and warranties contained in the Agreement, as may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein:

         (b) The executive, delivery and performance of the Seventh Amendment and any other instruments or documents in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

         (c) No event has occurred and is continuing or would result from this Seventh Amendment which constitutes or would constitute an Event of Default under the Agreement.

6. Governing Law. This Seventh Amendment and all other instruments or documents in connection herewith shall be governed by and construed according to the laws of the State of California.

7. Counterparts. This Seventh Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


WITNESS the due execution hereof as of the date first above written.

UNION BANK OF CALIFORNIA, N.A.                    EMCON


By:  /o/ Susan Cunliffe                           By:  /o/ Eugene M. Herson
-----------------------------                     ------------------------------
Title:  Vice President                            Title:  CFO & President



                                                  By:  /o/  R. Mike Momboisse
                                                  ------------------------------
                                                  Title:  CFO and VP Legal


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


                                 PROMISSORY NOTE
                                   (BASE RATE)


Borrower Name:  EMCON

Borrower Address:                        Office  90161
400 SOUTH EL CAMINO REAL,  STE 1200      Loan Number  259-668-752  0002-00-0-000
SAN MATEO, CA 94402                      Maturity Date AUGUST 27, 1998
                                         Amount  $10,000,000.00

$10,000,000.00                           Date  AUGUST 27, 1998
--------------                                 ---------------

FOR VALUE RECEIVED, on NOVEMBER 30, 1998, the undersigned ("Debtor") promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Bank"), as indicated below, the principal sum of TEN MILLION AND NO/100 Dollars ($10,000,000.00), or so much thereof as is disbursed, together with interest on the balance of such principal from time to time outstanding, at the per annum rate or rates and at the times set forth below.

1. INTEREST PAYMENTS. Debtor shall pay interest on the LAST day of each MONTH (commencing SEPTEMBER 30, 1998). Should interest not be paid when due, it shall become a part of the principal and bear interest as herein provided. All computations of interest under this note shall be made on the basis of a year of 360 days, for actual days elapsed.

         a. BASE INTEREST RATE. At Debtor's option, amounts outstanding hereunder in minimum amounts of at least $100,000.00 shall bear interest at a rate, based on an index selected by Debtor, which is 1.50% per annum in excess of Bank's LIBOR-Rate for the Interest Period selected by Debtor, acceptable to Bank.

         No Base Interest Rate may be changed, altered or otherwise modified until the expiration of the Interest Period selected by Debtor. The exercise of interest rate options by Debtor shall be as recorded in Bank's records, which records shall be prima facie evidence of the amount borrowed under either interest option and the interest rate; provided, however, that failure of Bank to make any such notation in its records shall not discharge Debtor from it obligations to repay in full with interest all amounts borrowed. In no event shall any Interest Period extend beyond the maturity date of this note.

         To exercise this option, Debtor may, from time to time with respect to principal outstanding on which a Base Interest Rate is not accruing, and on the expiration of any Interest Period with respect to principal outstanding on which a Base Interest Rate has been accruing select an index offered by Bank for a Base Interest Rate Loan and an Interest Period by telephing an authorized lending officer of Bank located at the banking office identified below prior to 10:00 a.m., Pacific time, on any Business Day and advising that officer of the selected index,
         the  Interest   Period  and  the   Origination   Date  selected  (which
         Origination Date, for a Base Interest Rate Loan based on the LIBOR-Rate, shall follow the date of such selection by no more than two
         (2) Business Days).

         Bank will mail a written confirmation of the terms of the selection to Debor promptly after the selection is made. Failure to send such confirmation shall not affect Bank's rights to collect interest at athe rate selected. If, on the date of the selection, the index selected is unavailable for any reason, the selection shall be void. Bank reserves the right to fund the principal from any source of funds notwithstanding any Base Interst Rate selected by Debtor.

         b. VARIABLE INTEREST RATE. All principal outstanding hereunder which is not bearing interest at a Base Interest Rate shall bear interest at a rate per annum of equal to the Reference Rate, which rate shall vary as and when the Reference Rate changes.

         At any time piror to the maturity of this note, subject to the provisions of paragraph 4, below, of this note, Debtor may borrow, repay and reborrow hereon so long as the total outstanding at any one time does not exceed the principal amount of this note. Debor shall pay any amounts due under this note in lawful money of the United States at Bank's SAN MATEO COMMERCIAL BANKING Office, or such other office as may be designated by Bank, from time to time.

2. LATE PAYMENTS. If any payment required by the terms of this note shall remain unpaid ten days after same is due, at the option of Bank, Debtor shall pay a fee of $100 to Bank.

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
3. INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of Bank, and, to the extend permitted by law, interest shall be payable on the outstanding principal under this n ote at a per annum rate equal to five percent (5%) in excess of the interest rate specified in paragraph 1.b., above, calculated fromthe date of default until all amounts payable under this note are paid in full.

4.       PREPAYMENT.

         a. Amounts outstanding under this note bearing interest at a rate based on the Reference Rate may be prepaid in whole or in part at any time, without penalty or premium. Debtor may prepay amounts outstanding under this note bearing interest at a Base Interest Rate in whole or in part provided Debtor has given Bank not less than five (5) Business Days prior writtennotice of Debtor's intention to make such prepayment and pays to Bank the liquidated damages due as a result. Liquidated Damages shall also be paid, if Bank, for any other reason, including acceleration or foreclosure, receives all or any portion of principal bearin interest at a Base Interest Rate prior to its scheduled payment date. Liquiedate Damages shall be an amount equal to the present value of the product of: (i) the difference (but not less than zero) betwen
         (a) the Base Interest Rate applicable to the principal amount which is being prepaid, and (b) the return which Bank could obtain if it used the amount of such prepayment of principal to purchase at bid price regularly quoted securities issued by the United State having a maturity date most closely coinciding with the relevant Base Rate Maturity Date and such securities were held by Bank until the relevant Base Rate Maturity Date ("Yield Rate"); (ii) a fraction, the numerator of which is the number of days in the period between the date of prepayment and the relevant Base Rate Maturity Date and the denominator of which is 360; and (iii) the amount of the principal so prepaid (except in the event that principal payments are scheduled under the terms of the Base Interest Rate Loan being prepaid, then an amount equal to the lesser of (A) the amount prepaid or (B) 50% of the sum of
         (1) the amount prepaid and (2) the amount of principal scheduled under the terms of the Base Interest Rate Loan being prepaid to be outstanding at the relevant Base Rate Maturity Date). Present value under this note is determined by discounting the aboe product to present value using the Yield Rate as the annual discount factor.

         b. In no event shall Bank be obligated to make any payment or refund to Debtor, nor shall Debtor be entitled to any setoff or other claim against bank, should the return which Bank could obtain under this prepayment formula exceed the interest that Bank would have received if no prepayment had occurred. All prepayments shall include payment of accrued interst on the principal amount so prepaid and shall be applied to payment of interest before application to principal. A determination by Bank as to the prepayment fee amount, if any, shall be conclusive.

         c. Bank shall provide Debtor a statement of the amount payable on account of prepayment. Debtor ackowledges that (i) Bank establishes a Base Interest Rate upon the understanding that it apply to the Base
         Interest Rate Loan for the entire Interest Period, and (ii) any prepaymen tmay result in Bank incurring additional costs, expenses or liabilities; and Debtor agrees to pay these liquiedated damages as a reasonable estimate of the costs, expenses and liabilities of Bank associated with such prepayment.

5. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note when due; (b) any breach, misrepresentation or other default by Debtor, any guarantor, co-maker endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the "Obligor") under any security oagreement, guaranty or other agreement between Bank and any obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment, or commencement of any proceeding for the appointment of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement of any proceeding for the dissolution or liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the revocation of any guaranty or subordination agreement given in connection with this note; (j) the failure of any Obligor to comply with any order, judgement, injunction, decree, writ or demand of any court or other public authority; (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice or levy, notice to withhold, or other legal process for tazes other than property tazes; (l) the default by any obligor personally liable for amonts owed hereunder on any obligation concerning the borrowing of money; (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself in good faith, insecure. Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare
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


         all obligations under this note immediately due and payble; however, upon the occurrence of an event of default under d, e, f, or g, all principal and interest shall automatically become immediately due and payable.

6. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this note. Debtor and any endorsers of this note for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice oof nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term "Debtor" includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availablity, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note, Debtor and any Obligor, including their successors and assigns, hereby consent to the jurisdication of any competent court within the State of California, as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consent to service of process by any means authorized by said state's law. The term "Bank" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. This note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.

7. DEFINITIONS. As used herein, the following terms shall have the meanings respectively set forth below: "Base Interest Rate" means a rate of interest based on the LIBOR-Rate. "Base Interest Rate Loan" means amounts outstanding under this note that bear interest at a Base Interest Rate. "Base Rate Maturity Date" means the last day of the
         Interest Period with respect to principal outstanding under a Base Interest Rate Loan. "Business Day" means a day on which Bank is open for business for the funding of corporate loans, and, with respect to the rate of interest based on the LIBOR Rate, on which dealings in U.S. dollar deposits outside of the United States may be carried on by Bank. "Interest Period" means with respect to funds bearing interest at a rate based on the LIBOR Rate, any calendar period of one, three, six, nine or twelve months. In determining an Interest Period, a month means a period that starts on one Business Day in a month and ends on and includes the day preceding thenumerically corresponding day in the next month. For any month in which there is no such numerically corresponding day, then as to that month, such day shall be deemed to be the last calendar day of such month. Any Interest Period which would otherwise an on a non-Business Day shall end on the next succeeding Business Day unless that is the first day of a month, in which event such Interest Period shall end onthe next preceding Business Day. "LIBOR Rate" means a per annum rate of interest (rounded upward, if necessary, to the nearest 1/100 of 1%) at whcih dollar deposits, in immediately available funds and in lawful money of the United Sates would be offered to Bank, outside of the United Sates, for a term coinciding with the Interest Period delected by Debtor and for an amount equal to the amount of principal covered by Debtors' interest rate selection, plus Bank's costs, including the costs, if any, of reserve requirements. "Origination Date" means the first day of the Interest Period. "reference Rate" means the rate announced by Bank from time to time at its corporate headquarters as its Reference Rate. The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.

EMCON

By:  /o/  Eugene M. Herson
     -----------------------------
Title:  CFO and President

By:  /o/ R. Michael Momboisse
     -----------------------------
Title:  CFO and VP Legal

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